UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2019

C-Bond Systems, Inc.

(Exact name of registrant as specified in its charter)

Colorado	0-53029	26-1315585
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

6035 South Loop East, Houston, TX 77033

(Address of principal executive offices) (zip code)

(832) 649-5658

(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 8, 2019, C-Bond Systems, Inc., (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with Power Up Lending Group Ltd., (“Power Up”), pursuant to which the Company issued a convertible promissory note (the “Note”) for an aggregate principal amount of $51,600 to Power Up, for which it received $43,000.  The Note bears interest at 4% per annum and becomes due and payable on April 8, 2020.  In accordance with the SPA and the Note, Power Up, after six months from the date of the Note, will have the right to convert any amount outstanding under the Note into shares of the Company’s common stock at a price equal to 81% of the average of the lowest two closing bid prices of the common stock for the 10 prior trading days. The Company may prepay the Note at any time prior to its six-month anniversary, subject to pre-payment charges as detailed in the Note.

The SPA and Note contain customary representations, warranties and covenants, including certain restrictions on the Company’s ability to sell, lease or otherwise dispose of any significant portion of its assets. Power Up also has the right of first refusal with respect to any future equity (or debt with an equity component) offerings of less than $100,000 conducted by the Company until the six-month anniversary of the Note. The SPA and the Note also provide for certain events of default, including, among other things, payment defaults, breaches of representations and warranties, bankruptcy or insolvency proceedings, delinquency in periodic report filings with the Securities and Exchange Commission, and cross default with other agreements. Upon the occurrence of an event of default, Power Up may declare the outstanding obligations due and payable at significant applicable default rates and take such other actions as set forth in the Note.

The discussion herein regarding the SPA and the Note is qualified in its entirety by reference to the SPA and the Note, attached hereto as Exhibits 10.1 and 4.1, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K relating to the agreements with Power Up is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

                The description in Item 1.01 of the Note issued by the Company that is convertible into the Company’s equity securities at the option of Power Up is incorporated herein. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), for the offer and sale of securities not involving a public offering, and Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
4.1	Convertible Promissory Note, dated April 8, 2019, with Power Up Lending Group Ltd.
10.1	Securities Purchase Agreement, dated April 8, 2019, between C-Bond Systems, Inc., and Power Up Lending Group Ltd.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C-Bond Systems, Inc.

Date: April 12, 2019	By:	/s/ Scott R. Silverman
	Name:	Scott R. Silverman
	Title:	Chief Executive Officer

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